EXHIBIT 10.6

THIS SECOND AMENDMENT TO PLAN SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. ACCEPTANCES OR REJECTIONS WITH RESPECT TO A CHAPTER 11 PLAN OF REORGANIZATION MAY NOT BE SOLICITED EXCEPT IN ACCORDANCE WITH THE BANKRUPTCY CODE.

SECOND AMENDMENT TO PLAN SUPPORT AGREEMENT

This SECOND AMENDMENT TO PLAN SUPPORT AGREEMENT (the “Amendment”) is made and entered into as of June 11, 2014, by and between (i) USEC Inc., a Delaware corporation (“USEC”) and (ii) Toshiba Corporation, a corporation organized under the laws of Japan, and Toshiba America Nuclear Energy Corporation, a Delaware corporation (“TANE,” and together with Toshiba Corporation, “Toshiba”) (USEC and Toshiba, each a “Party” and collectively, the “Parties”).
RECITALS

WHEREAS, USEC and Toshiba have entered into the Plan Support Agreement dated as of March 4, 2014 (the “Original PSA”), pursuant to which Toshiba has evidenced its support USEC’ s restructuring in accordance with the terms of the term sheet attached thereto.
WHEREAS, the Original PSA permits amendments thereto with the written consent of both USEC and Toshiba;
WHEREAS, the Parties previously amended the Original PSA pursuant to the First Amendment to Plan Support Agreement dated April 18, 2014 (together with the Original PSA, the “PSA”); and
WHEREAS, the Parties desire to further amend the PSA as set forth in this Amendment.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.    Paragraph 5(c) of the PSA is amended with respect to subparagraphs (vii), (viii) and (ix) as follows:
(vii)    if the Solicitation does not occur before the Petition Date, the Solicitation has not commenced on or before August 15, 2014;
(viii)    the Confirmation Order, including all exhibits (which shall include the Plan), appendices, plan supplement documents and related documents, each of which shall be in the form approved in connection with satisfaction of the Material Conditions, shall not have been entered by the Bankruptcy Court within (A) 45 days of the Petition Date if the Solicitation occurs before the Petition Date or (B) on or before September 30, 2014 if the Solicitation occurs after the Petition Date;

(ix)    the Effective Date shall not have occurred within (A) 65 days of the Petition Date if the Solicitation occurs before the Petition Date or (B) on or before October 15, 2014 if the Solicitation occurs after the Petition Date;
2.    Except as provided for in paragraph 1 of this Amendment, and subject to any further amendments that the Parties may agree to in writing, the PSA remains in full force and effect in accordance with its terms.
3.    This Amendment may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).
IN WITNESS WHEREOF, USEC and Toshiba have executed this Amendment as of the date first written above.

USEC INC.
By: /s/ John C. Barpoulis
Name: John C. Barpoulis
Title: Senior Vice President & Chief Financial Officer
TOSHIBA CORPORATION
By: /s/ Mamoru Hatazawa
Name: Mamoru Hatazawa
Title: Vice President
Nuclear Energy Systems & Services Division
Toshiba Corporation Power Systems Company

Toshiba America Nuclear Energy Corporation
By: /s/ Akro Shiori
Name: Akro Shiori
Title: President & CEO